As filed with the Securities and Exchange Commission on May 17, 2021

Registration No. 333-253497

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-4929029
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

(412) 304-0304

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Getz

Chairman, President and Chief Executive Officer

TriState Capital Holdings, Inc.

One Oxford Centre

301 Grant Street, Suite 2700

Pittsburgh, Pennsylvania 15219

(412) 304-0304

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank M. Conner III

Christopher J. DeCresce

Matthew C. Franker
Covington & Burling LLP
One CityCenter

850 Tenth Street, NW
Washington, D.C. 20001
(202) 662-6000

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, no par value	9,423,430	$24.41	$230,025,926	$25,095.83
Non-Voting Common Stock, no par value	6,653,347	—	—	$ —(5)

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholder an aggregate of 9,423,430 shares of common stock, including 5,730,909 shares of common stock issuable upon conversion of the Registrant’s Series C perpetual non-cumulative non-voting preferred stock (the “Series C Preferred Stock”) and 922,438 shares of common stock issuable upon exercise of warrants (the “Warrants”). The 6,653,347 shares issuable upon conversion of the Series C Preferred Stock and the Warrants may be issued in the form of non-voting common stock (the “Non-Voting Common Stock”). The shares of Non-Voting Common Stock will automatically convert into shares of common stock when transferred in certain limited circumstances (as described further in the prospectus).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock and Non-Voting Common Stock being registered on behalf of the selling stockholder named herein, and its permitted transferees, shall be adjusted automatically to include any additional shares that may become issuable as a result of any stock dividend, split, combination or similar transaction.
(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price shown are based on the average of the high and low sale prices of the Registrant’s common stock on February 23, 2021 as reported on The Nasdaq Global Select Market.

(4)	Previously paid.

(5)	No additional consideration will be received for the Non-Voting Common Stock or upon the conversion of Non-Voting Common Stock into common stock.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2021

PROSPECTUS

9,423,430 Shares of Voting Common Stock

6,653,347 Shares of Non-Voting Common Stock

This prospectus relates to the resale by the selling shareholder named herein, or its permitted pledgees, donees, transferees or other successors in interest, from time to time, of up to 9,423,430 shares of common stock, which may consist of up to 9,423,430 shares of our voting common stock, no par value (the “Voting Common Stock”), and up to 6,653,347 shares of our non-voting common stock, no par value (the “Non-Voting Common Stock”).

The shares registered for resale pursuant to this prospectus (the “Shares”) consist of: (i) 2,770,083 shares of Voting Common Stock, which were issued pursuant to an Investment Agreement, dated October 10, 2020 and amended by Amendment No. 1, dated December 9, 2020 (as amended, the “Investment Agreement”), by and between TriState Capital Holdings, Inc. (the “Company”) and the selling shareholder; (ii) 5,730,909 shares of common stock, which may be either Voting Common Stock or Non-Voting Common Stock, issuable upon conversion of our Series C perpetual non-cumulative non-voting preferred stock (the “Series C Preferred Stock”) (including shares of Series C Preferred Stock that may be issued as dividend payments); and (iii) 922,438 shares of common stock, which may be either Voting Common Stock or Non-Voting Common Stock, issuable upon the exercise of warrants (the “Warrants”). Any shares of Non-Voting Common Stock that are issued upon conversion of the Series C Preferred Stock or exercise of the Warrants will automatically convert into shares of Voting Common Stock in a transfer (a) in a Widespread Public Offering (as defined in the Certificate of Designation of the Series C Preferred Stock), (b) to the Company, (c) in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities or (d) to a controlling shareholder (each, a “Permitted Regulatory Transfer”). We are registering the Shares on behalf of the selling shareholder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling shareholder.

The selling shareholder identified in this prospectus, or its permitted pledgees, donees, transferees or other successors in interest, may resell or dispose of the Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution.” The selling shareholder will bear the commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by such selling shareholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the selling shareholder.

Our Voting Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “TSC.” On May 14, 2021, the last reported sale price of our Voting Common Stock was $22.88 per share. You are urged to obtain current market quotations for our Voting Common Stock.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 3 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2021.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the Shares that may be resold by the selling shareholder. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling shareholder has authorized any dealer, sales person or other person to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the Shares in any jurisdiction in which such an offer or solicitation relating to the Shares is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the Shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context indicates otherwise, references in this prospectus to “TriState Capital,” “the Company,” “we,” “us,” “our” and similar references refer to TriState Capital Holdings, Inc.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. These statements are often, but not always, made through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and beliefs of assumptions made by management, many of which, by their nature, are inherently uncertain. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:

•	risks associated with COVID-19 and its expected impact and duration, including effects on our operations, our clients, economic conditions and the demand for our products and services;
•	our level of non-performing assets and the costs associated with resolving problem loans, including litigation and other costs;
•	deterioration of our asset quality;
•	our ability to prudently manage our growth and execute our strategy, including the successful integration of past and future acquisitions and our ability to fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;
•

possible additional loan and lease losses and impairment, changes in the value of collateral securing our loans and leases and the collectability of loans and leases, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions;

•	possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;
•	business and economic conditions generally and in the financial services industry, nationally and within our local market areas, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•	changes in management personnel;
•	our ability to recruit and retain key employees;
•	our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;
•	our ability to provide investment management performance competitive with our peers and benchmarks;

•	risks related to the phasing out of LIBOR and changes in the manner of calculating reference rates, as well as the impact of the phase out of LIBOR and introduction of alternative reference rates on the value of loans and other financial instruments we hold that are linked to LIBOR;
•	changes in accounting policies, accounting standards, or authoritative accounting guidance;

•	any impairment of our goodwill or other intangible assets;

•	our ability to develop and provide competitive products and services that appeal to our customers and target markets;

•	fluctuations in the carrying value of the assets under management held by our Chartwell Investment Partners, LLC subsidiary, as well as the relative and absolute investment performance of such subsidiary’s investment products;

•	operational risks associated with our business, including cyber-security related risks;
•	volatility and direction of market interest rates;
•	increased competition in the financial services industry, particularly from regional and national institutions;
•	negative perceptions or publicity with respect to any products or services we offer;
•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;
•	changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including economic stimulus programs, and potential expenses associated with complying with such laws and regulations;
•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to shareholders;
•	changes and direction of government policy towards and intervention in the U.S. financial system;
•	natural disasters and adverse weather, acts of terrorism, cyber-attacks, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control; and
•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory or compliance risk resulting from developments related to any of the risks discussed above.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and documents incorporated by reference into this prospectus, before making an investment decision. See “Where You Can Find Additional Information.”

Company Overview

We are a bank holding company headquartered in Pittsburgh, Pennsylvania. The Company has three wholly owned subsidiaries: TriState Capital Bank, a Pennsylvania-chartered bank; Chartwell, a registered investment advisor; and Chartwell TSC Securities Corp., a registered broker/dealer.

Through the Bank, we provide commercial banking services to middle-market businesses in our primary markets throughout the states of Pennsylvania, Ohio, New Jersey and New York. We also serve high net-worth individuals, business entities, and trusts on a national basis through our private banking channel. We market and distribute our banking products and services through a scalable, branchless banking model, which creates significant operating leverage throughout our business as we continue to grow. As of March 31, 2021, the Bank had total assets of approximately $10.49 billion total loans and leases held for investment of approximately $8.54 billion and total deposits of approximately $9.25 billion.

Through Chartwell, we provide investment management services primarily to institutional investors, mutual funds and individual investors on a national basis. As of March 31, 2021, Chartwell had assets under management of approximately $11.20 billion. CTSC Securities supports marketing efforts for Chartwell’s proprietary investment products.

Our Voting Common Stock is traded on Nasdaq under the symbol “TSC.” Our principal executive office is located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, and our telephone number at that office is (412) 304-0304. Our website is located at www.tristatecapitalbank.com. The information contained on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Private Placement

We entered into an Investment Agreement on October 10, 2020, as amended on December 9, 2020 (the “Investment Agreement”), with the selling shareholder identified in this prospectus, pursuant to which we issued and sold to the selling shareholder (i) 2,770,083 shares of Voting Common Stock, (ii) 650 shares of Series C Preferred Stock, which are convertible into shares of Voting Common Stock in the event of certain transfers to third-party holders or, after the second anniversary of the issuance of the Series C Preferred Stock, Non-Voting Common Stock, and (iii) Warrants to purchase up to 922,438 shares of Voting Common Stock (in the event of certain transfers to third-party holders) or Non-Voting Common Stock. We refer to this transaction herein as the Private Placement. An additional 138 shares of Series C Preferred Stock may be issued as dividend payments on outstanding shares of Series C Preferred Stock (of which 11 shares were issued as a dividend payment on April 1, 2021). In the event of a Permitted Regulatory Transfer, each outstanding share of Non-Voting Common Stock will automatically convert into one share of Voting Common Stock. The shares of Voting Common Stock issued in the Private Placement and the shares of Voting Common Stock and Non-Voting Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants (including shares of Voting Common Stock issuable upon conversion of any Non-Voting Common Stock that is issued in respect of the Series C Preferred Stock or the Warrants) are referred to herein as the Shares.

In connection with the Private Placement and as required by the Investment Agreement, on December 30, 2020, we entered into a registration rights agreement with the selling shareholder (the “Registration Rights Agreement”), pursuant to which we agreed to prepare and file with the SEC a registration statement with respect to resales of the Voting Common Stock purchased, and the Voting Common Stock and Non-Voting Common Stock issuable in respect of the other securities purchased, by the selling shareholder under the Investment Agreement. Accordingly, as required by the Registration Rights Agreement, the registration statement of which this prospectus is a part relates to the offer and resale of the Shares.

1

The Offering

Issuer	TriState Capital Holdings, Inc.

Securities offered by the selling shareholder	Up to 9,423,430 shares of common stock, which may consist of up to 9,423,430 shares of Voting Common Stock and up to 6,653,347 shares of Non-Voting Common Stock.

Terms of the offering	The selling shareholder will determine when and how it will sell the Shares offered in this prospectus, as described in the “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Shares by the selling shareholder in this offering. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information beginning on page 3 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our securities.

Nasdaq symbol for the Voting Common Stock	“TSC”

2

RISK FACTORS

Investing in our securities involves certain risks. Before making an investment decision, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also materially and adversely affect our business and operations.

3

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Shares will be for the account of the selling shareholder or its permitted pledgees, donees, transferees or other successors in interest, as applicable.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus including, without limitation, registration, qualification, filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Registration Rights Agreement. In addition, we will bear the reasonable and documented fees and expenses of counsel to the selling shareholder in connection with any offering conducted pursuant to this prospectus, up to a cap, as set forth in the Registration Rights Agreement. The selling shareholder (or its permitted pledgees, donees, transferees or other successors in interest) will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling shareholder in disposing of the Shares covered by this prospectus.

4

DESCRIPTION OF SECURITIES

The following summary of the material terms of our Voting Common Stock and Non-Voting Common Stock (referred to collectively as “common stock”) is not intended to be a complete summary of the rights and preferences of such securities. We urge potential investors to read our amended and restated articles of incorporation, as amended (our "Articles of Incorporation") and our by-laws, as amended (the “By-laws”), which are filed as exhibits to the registration statement of which this prospectus is part, as well as the applicable provisions of the Pennsylvania Business Corporation Law, as amended (the “PBCL”), in their entirety for a complete description of the rights and preferences of our common stock.

General

Our Articles of Incorporation authorize us to issue a total of 58,306,694 shares of common stock, no par value per share, of which 51,653,347 shares are designated as Voting Common Stock and 6,653,347 shares are designated as Non-Voting Common Stock. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. As of March 31, 2021, 33,160,605 shares of our Voting Common Stock were issued and outstanding and held by 171 shareholders of record and 0 shares of our Non-Voting Common stock were issued and outstanding.

Voting

Each holder of our Voting Common Stock is entitled to one vote for each share on all matters submitted to the shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our Voting Common Stock are not entitled to cumulative voting in the election of directors.

The holders of Non-Voting Common Stock have no voting rights or power and are not entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for in the Articles of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, will be required to (i) amend, alter, change or repeal any provision of the Articles of Incorporation if such amendment, alteration, change or repeal would significantly and adversely affect the powers, preferences, rights or privileges of the Non-Voting Common Stock contained in the Articles of Incorporation or (ii) approve (or adopt any definitive document that contemplates) a reorganization event pursuant to which the Non-Voting Common Stock will not be treated on equivalent terms as the Voting Common Stock in connection with any repurchase, tender offer, subscription offer or similar transaction. In addition, so long as any shares of Non-Voting Common Stock are outstanding, the vote or consent of the holders of at least a majority of the outstanding shares of Voting Common Stock and the outstanding shares of Non-Voting Common Stock, voting together as a single class, will be necessary for effecting or validating any voluntary liquidation, dissolution or winding up of the Company.

Dividends and Other Distributions

Subject to certain regulatory restrictions discussed herein and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our Board of Directors (the “Board”). Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share equally in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock.

If the Company declares or pays a dividend with respect to the Voting Common Stock, then the Company must at the same time declare and pay an equivalent dividend, on a per share basis, with respect to the Non-Voting Common Stock. If the Company declares or pays a dividend with respect to the Non-Voting Common Stock, then the Company must at the same time declare and pay an equivalent dividend, on a per share basis, with respect to the Voting Common Stock.

5

Preemptive Rights

Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.

Preferred Stock

Our Articles of Incorporation permit us to issue up to 150,000 shares of one or more series of preferred stock and authorize our Board to designate the preferences, limitations and relative rights of any such series of preferred stock. As of March 31, 2021, 40,250 shares of our Series A Preferred Stock were issued and outstanding, 80,500 shares of our Series B Preferred Stock were issued and outstanding and 661 shares of Series C Preferred Stock were issued and outstanding.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our Voting Common Stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of Governing Documents

Our Articles of Incorporation and By-laws contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of TriState Capital, the assumption of control of TriState Capital by a holder of a large block of our voting stock and the removal of our management. These provisions: empower our Board, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our Board; divide our Board into four classes serving staggered four-year terms; eliminate cumulative voting in elections of directors; require the request of holders of at least 10% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting; and require at least 60 days’ advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Provisions of Applicable Law

The PBCL also contains certain provisions applicable to us which may have the effect of impeding a change in control of TriState Capital. These provisions, among other things: prohibit (under Subchapter C of Chapter 25) shareholders from calling a special meeting, in most circumstances, or by acting by less than unanimous written consent; prohibit (under Subchapter D of Chapter 25) shareholders from proposing amendments to a corporation’s articles of incorporation; require (under Subchapter E of Chapter 25) that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation; prohibit (under Subchapter F of Chapter 25) for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power, provided that this provision does not apply to any business combinations approved by a corporation’s board of directors; generally prohibit (under Subchapter G of Chapter 25) a person or group who or which acquires voting power in an election of directors in excess of certain thresholds (20%, 33 1/3% and 50%) for the first time from voting the “control shares” (i.e., the shares acquired which result in the person exceeding the applicable threshold, plus all voting shares acquired in the preceding 180 days and any other voting shares acquired with the intent of making a “control-share acquisition”) unless voting rights are restored at a shareholders meeting requested by the acquiring shareholder by the affirmative vote of a majority of the shares eligible to vote in elections of directors of both (1) the disinterested shareholders and (2) all voting shares; require (under Subchapter H of Chapter 25) any person or group that publicly announces that it may acquire control of a public company, or that acquires or publicly discloses an intent to acquire twenty percent (20%) or more of the voting power of a public company, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months; require (under Subchapter I of Chapter 25) the payment of minimum severance benefits to certain employees whose employment is terminated within two years of the approval of a control-share acquisition under Subchapter G of Chapter 25 of the PBCL; prohibit (under Subchapter I of Chapter 25) the cancellation of certain labor contracts in connection with a control-share acquisition under Subchapter G of Chapter 25 of the PBCL; expand the factors and groups (including, without limitation, shareholders) that a corporation’s board of directors can consider in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s board of directors need not consider the interests of any particular stakeholder group as dominant or controlling in determining whether an action or transaction is in the best interests of the corporation; provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; and provide that the fiduciary duty of a corporation’s directors is due solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not directly by a shareholder.

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In addition to the foregoing, the PBCL also explicitly provides that the fiduciary duties of directors do not require them to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; render inapplicable, or make determinations under, provisions of the PBCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or act as the board of directors, a committee of the board or an individual director, solely because of the effect that the action could have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

The PBCL further provides that any act of the board of directors, a committee of the board or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of the disinterested directors have assented will be presumed to satisfy the standard of care set forth in the statute, unless it is proven by clear and convincing evidence that disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of the PBCL, our directors have broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Through amendments to our Articles of Incorporation, we have opted out of coverage by Subchapters E, G and H of Chapter 25 of the PBCL which are described above. As a result, those provisions would not apply to a non-negotiated attempt to acquire control of TriState Capital, although such an attempt would still be subject to the special provisions of our governing documents described in the paragraphs above.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our Board and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

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THE SELLING SHAREHOLDER

We have prepared this prospectus to allow the selling shareholder, or its permitted pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 9,423,430 shares of common stock, which may consist of up to 9,423,430 shares of Voting Common Stock and up to 6,653,347 shares of Non-Voting Common Stock.

Pursuant to the Investment Agreement on December 30, 2020 we issued and sold to the selling shareholder, for gross proceeds of $105 million, (i) 2,770,083 shares of Voting Common Stock, (ii) 650 shares of Series C Preferred Stock, which are convertible into shares of Voting Common Stock in the event of certain transfers to third-party holders or, after the second anniversary of the Private Placement, Non-Voting Common Stock, and (iii) Warrants to purchase up to 922,438 shares of Voting Common Stock (in the event of certain transfers to third-party holders) or Non-Voting Common Stock. An additional 138 shares of Series C Preferred Stock may be issued as dividend payments on outstanding shares of Series C Preferred Stock (of which 11 shares were issued as a dividend payment on April 1, 2021). In the event of a Permitted Regulatory Transfer, each outstanding share of Non-Voting Common Stock will automatically convert into one share of Voting Common Stock. The shares of Voting Common Stock issued in the Private Placement and the shares of Voting Common Stock and Non-Voting Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants (including shares of Voting Common Stock issuable upon conversion of any Non-Voting Common Stock that was previously issued in respect of the Series C Preferred Stock or the Warrants) are referred to herein as the Shares.

In connection with certain registration rights we granted to the selling shareholder pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Shares offered by this prospectus. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling shareholder.

The following table sets forth the name of the selling shareholder and the aggregate number of Shares that the selling shareholder may offer and sell pursuant to this prospectus. The selling shareholder may sell some, all or none of the Shares. If all of the shares of Voting Common Stock registered pursuant to this prospectus are sold by the selling shareholder hereunder, no shares of Non-Voting Common Stock will be sold hereunder. Conversely, if any shares of Non-Voting Common Stock registered pursuant to this prospectus are sold by the selling shareholder hereunder, the number of shares of Voting Common Stock available for sale hereunder will be decreased by the number of Non-Voting Common Stock sold hereunder.

We currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the Shares. The Shares may be offered and sold from time to time by the selling shareholder or its permitted pledgees, donees, transferees or other successors in interest, pursuant to this prospectus; provided that the registration rights with respect to the Shares may not be transferred other than to (i) an affiliate of the selling shareholder or (ii) any person to whom Shares representing at least 2% of the then outstanding shares of our Voting Common Stock or Non-Voting Common Stock, as applicable (assuming the shares of Series C Preferred Stock or applicable Warrant have been converted or exercised in full) are transferred, as applicable, other than in a transaction pursuant to a registration statement or Rule 144 of the Securities Act that results in such Shares ceasing to be eligible for registration rights pursuant to the Registration Rights Agreement (each, a “Permitted Reg Rights Holder”).

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The information below assumes the offer and sale of all Shares beneficially owned by the selling shareholder and available for sale under this prospectus and assumes no further acquisitions or dispositions of Shares by the selling shareholder.

	Number of Shares Beneficially Owned Before Offering(1)			Number of Shares Offered				Number of Shares Beneficially Owned After Offering
Name and Address of Selling Shareholder	Common Stock		Nonvoting Common Stock	Common Stock		Nonvoting Common Stock		Common Stock	Non-Voting Common Stock
T-VIII PubOpps LP(2)	9,423,430	(3)(4)	—	9,423,430	(3)(4)	6,653,347	(4)(5)	0	0

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of May 17, 2021. Notwithstanding the foregoing, the beneficial ownership amounts assume the sale of all Shares that may be offered pursuant to this prospectus without taking into account certain limitations, including that, consistent with the Investment Agreement and applicable banking regulations, at no time may funds managed by Stone Point Capital LLC (“Stone Point”), including the selling shareholder, own, control or have the power to vote 10% or more of the Company’s voting securities.
(2)	The sole general partner of T-VIII PubOpps LP (“T-VIII PubOpps”) is T-VIII PubOpps GP LLC, a Delaware limited liability company (“T-VIII GP”). As the general partner of T-VIII PubOpps, T-VIII GP holds voting and investment power with respect to the shares of common stock that are, or may be deemed to be, beneficially owned by T-VIII PubOpps. The sole managing member of T-VIII GP is Trident VIII, L.P., a Cayman Islands exempted limited partnership (“Trident VIII”). As the sole managing member of T-VIII GP, Trident VIII holds voting and investment power with respect to the shares of common stock that are, or may be deemed to be, beneficially owned by T-VIII GP. The sole general partner of Trident VIII is Trident Capital VIII, L.P., a Cayman Islands exempted limited partnership (“Trident VIII GP” and, together with T-VIII GP and Trident VIII, the “Stone Point Entities”). As the general partner of Trident VIII, Trident VIII GP holds voting and investment power with respect to the shares of common stock that are, or may be deemed to be, beneficially owned by Trident VIII. The general partners of Trident VIII GP are five single member limited liability companies that are owned by individuals who are members of Stone Point (Charles A. Davis, Stephen Friedman, James D. Carey, David J. Wermuth and Nicolas D. Zerbib). Pursuant to certain management agreements, Stone Point has received delegated authority from Trident VIII GP relating to Trident VIII, including the authority to exercise voting rights of shares of common stock on behalf of Trident VIII, except with respect to any portfolio investment where Trident VIII controls 10% or more of the voting power of such portfolio company, in which case delegated discretion to exercise voting rights may not be exercised on behalf of Trident VIII without first receiving direction from the Investment Committee of Trident VIII GP or a majority of the general partners of Trident VIII GP. The management agreements do not delegate any power with respect to the disposition of shares of common stock held by Trident VIII. The principal business address for T-VIII PubOpps is c/o CSC at 251 Little Falls Drive, Wilmington, Delaware 19808. The principal business address for each of the other Stone Point Entities is c/o Stone Point at 20 Horseneck Lane, Greenwich, CT 06830.
(3)	Consists of (i) 2,770,083 shares of Voting Common Stock, (ii) 5,730,909 shares of Voting Common Stock issuable upon conversion of Series C Preferred Stock (including shares of Voting Common Stock issuable upon conversion of any Non-Voting Common Stock that is issued upon conversion of the Series C Preferred Stock) and (iii) 922,438 shares of Voting Common Stock issuable upon exercise of Warrants (including shares of Voting Common Stock issuable upon conversion of any Non-Voting Common Stock that is issued upon conversion of the Warrants).
(4)	Assumes the election to receive all dividends payable in respect of outstanding Series C Preferred Stock in the form of additional shares of Series C Preferred Stock.
(5)	Consists of (i) 5,730,909 shares of Non-Voting Common Stock issuable upon conversion of Series C Preferred Stock and (ii) 922,438 shares of Non-Voting Common Stock issuable upon exercise of Warrants.

Relationship with the Selling Shareholder

Investment Agreement

As discussed above, on October 10, 2020, we and the selling shareholder entered into the Investment Agreement, as amended by Amendment No. 1, dated December 9, 2020, pursuant to which we issued and sold to the selling shareholder, for gross proceeds of $105 million, (i) 2,770,083 shares of Voting Common Stock, (ii) 650 shares of Series C Preferred Stock, which are convertible into shares of Voting Common Stock in the event of certain transfers to third-party holders or, after the second anniversary of the Private Placement, Non-Voting Common Stock, and (iii) Warrants to purchase up to 922,438 shares of Voting Common Stock (in the event of certain transfers to third-party holders) or Non-Voting Common Stock. An additional 138 shares of Series C Preferred Stock may be issued as dividend payments on outstanding shares of Series C Preferred Stock (of which 11 shares were issued as a dividend payment on April 1, 2021). In the event of a Permitted Regulatory Transfer, each outstanding share of Non-Voting Common Stock will automatically convert into one share of Voting Common Stock of the Company.

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Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the selling shareholder, we agreed to prepare and file with the SEC the registration statement of which this prospectus forms a part that permits the resale of the Shares and, subject to certain exceptions, use reasonable best efforts to keep such registration statement effective under the Securities Act until (i) all Shares registered by the registration statement have been disposed of in accordance with the registration statement, (ii) the Shares have been sold in accordance with Rule 144 of the Securities Act and the restrictive legend on such Shares has been removed, (iii) the Shares have been transferred in a transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of the Shares in accordance with the terms of the Registration Rights Agreement, or (iv) all Shares have ceased to be outstanding.

The selling shareholder may transfer or assign all or any portion of its rights under the Registration Rights Agreement in connection with the transfer of shares of Voting Common Stock issued pursuant to the Investment Agreement, shares of the Series C Preferred Stock and the Warrants without our prior written consent; provided that such transferee or assignee agrees in writing with us to be bound by the Registration Rights Agreement and is a Permitted Reg Rights Holder.

We have also agreed, among other things, to indemnify the selling shareholder (or its permitted pledgees, donees, transferees or other successors in interest, as applicable) and its affiliates, partners, officers, directors, employees, advisors, representatives and agents, and any person who controls such shareholder (within the meaning of the Securities Act or the Exchange Act) from all losses and liabilities arising under the registration statement of which this prospectus forms a part and any securities laws applicable to the registration statement of which this prospectus forms a part and to pay all fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses and reasonable costs of investigation).

Board of Directors

Pursuant to the Investment Agreement, on January 14, 2020, Christopher M. Doody was appointed to the Board. The Investment Agreement provides that the selling shareholder is entitled to designate one representative to be appointed to the Board and the board of directors of TriState Capital Bank until such time as the selling shareholder and its affiliates no longer beneficially own 4.5% of the Company’s outstanding shares of Voting Common Stock or Non-Voting Common Stock (including shares issuable upon conversion of the Series C Preferred Stock or exercise of Warrants).

Except as described above, neither the selling shareholder nor any persons having control over such selling shareholder has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of the Shares.

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PLAN OF DISTRIBUTION

The selling shareholder, and its permitted pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Shares by this prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus by the selling shareholder. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares covered by this prospectus.

The selling shareholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly to one or more purchasers or to or through one or more underwriters, broker-dealers or agents or through a combination of any of these methods. If the Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by such selling shareholder. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling shareholder may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an over-the-counter distribution;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the effective date of the registration statement of which this prospectus is a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	through trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	through firm-commitment underwritten public offerings;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
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The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling shareholder to include the pledgee, transferee, or other successors in interest as the selling shareholder under this prospectus. The selling shareholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of Shares, or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or affiliates thereof or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions it assumes. The selling shareholder may also sell Shares short and deliver the Shares to close out its short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or affiliates thereof or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or affiliates thereof or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In addition, the selling shareholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling shareholder or others to settle such sales and may use securities received from the selling shareholder to close out any related short positions. The selling shareholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of Shares, the obligations of the underwriters to purchase the Shares will be subject to certain conditions contained in an underwriting agreement that the selling shareholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the Shares of the series offered if any of the Shares are purchased, unless otherwise specified in connection with any particular offering of Shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling shareholder may designate agents to sell the Shares. Unless otherwise specified in connection with any particular offering of Shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholder may also sell the Shares to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling shareholder. These firms will remarket the Shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the Shares. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling shareholder and its compensation.

In connection with offerings made through underwriters or agents, the selling shareholder may enter into agreements with such underwriters or agents pursuant to which the selling shareholder receives our outstanding securities in consideration for the Shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Shares covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the Shares received from the selling shareholder under these arrangements to close out any related open borrowings of securities.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. If the selling shareholder effects certain transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

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The aggregate proceeds to the selling shareholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. The selling shareholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the names of the selling shareholder, the purchase price and public offering price and the net proceeds to be received by the selling shareholder from the sale, the names of any agents, dealer or underwriter and the amounts of Shares underwritten or purchased by each of them, if any, any applicable commissions or discounts with respect to a particular offer, any delayed delivery arrangements and any securities exchange or markets on which the Shares may be listed will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The offer and sale of the Shares described in this prospectus by the selling shareholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

The selling shareholder may choose to sell the Shares directly. In this case, no underwriters or agents would be involved.

The selling shareholder may also sell the Shares offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The selling shareholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase Shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling shareholder will enter into such delayed contracts only with institutional purchasers that it approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling shareholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

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The selling shareholder and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling shareholder and any other participating person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Karla Villatoro de Friedman, our General Counsel and Secretary. As of May 14, 2021, Ms. Villatoro de Friedman held 375 depositary shares, each representing a 1/40th ownership interest in a share of our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, 4,400 shares of Voting Common Stock as well as 36,787 restricted shares of Voting Common Stock and options to purchase 1,500 shares of Voting Common Stock granted under our equity incentive plans, and was eligible to receive additional equity awards under such plans.

EXPERTS

The consolidated financial statements of TriState Capital Holdings, Inc. as of December 31, 2020 and 2019, and for the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements refers to a change in the method of accounting for recognition and measurement of credit losses as of December 31, 2020 which has been applied retroactively to January 1, 2020 due to the adoption of ASU 2016-13, Measurement of Credit Losses on Financial Instruments.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 5, 2021;
•	our Current Reports on Form 8-K filed January 15, 2021, February 23, 2021 and May 17, 2021; and
•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request on the Internet at www.tristatecapitalbank.com or upon written or oral request by contacting our Investor Relations department at TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219. Attention: Investor Relations, (412) 304-0304. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the Shares to be registered by this registration statement. None of the expenses listed below are to be borne by the selling shareholder named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$25,095.83
Accounting Fees and Expenses	$15,000.00
Legal Fees and Expenses	$35,000.00
Miscellaneous	—
Total	$75,095.83

Item 15. Indemnification of Officers and Directors.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law, contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the Pennsylvania Business Corporation Law, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 1742 of the Pennsylvania Business Corporation Law permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the Pennsylvania Business Corporation Law, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the Pennsylvania Business Corporation Law.

Section 1744 of the Pennsylvania Business Corporation Law provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the Pennsylvania Business Corporation Law shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

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Section 1745 of the Pennsylvania Business Corporation Law provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, the Pennsylvania Business Corporation Law provides that advancement of expenses must be authorized by the board of directors.

Section 1746 of the Pennsylvania Business Corporation Law provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the Pennsylvania Business Corporation Law grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law.

Sections 1748 and 1749 of the Pennsylvania Business Corporation Law extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the Pennsylvania Business Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

The goal of the aforementioned provisions of the Pennsylvania Business Corporation Law and those of our By-Laws, described below, is to limit the monetary liability of our officers and directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Our By-Laws include a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Pennsylvania law. Our By-Laws also provide that:

•	we must indemnify our directors to the fullest extent permitted by applicable law; and

•	we must advance expenses, as incurred, to our directors in connection with a legal proceeding to the fullest extent permitted by applicable law, subject to very limited exceptions.

Our By-Laws also provide that that we will be the indemnitor of “first resort” with respect to any claims against our directors for indemnification that are indemnifiable by both us and any other parties. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against the other parties.

We have obtained directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities. Our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

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Item 16. Exhibits.

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-187681) of TriState Capital Holdings, Inc., filed with the SEC on April 16, 2013).
3.2	Articles of Amendment for TriState Capital Holdings, Inc. 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on March 20, 2018).
3.3	Statement of Correction to the Articles of Amendment of TriState Capital Holdings. Inc. 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on May 29, 2019).
3.4	Articles of Amendment for TriState Capital Holdings, Inc. 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on May 29, 2019).
3.5	Certificate of Designation of Series C Perpetual Non-Cumulative Convertible Non-Voting Preferred Stock, dated as of December 29, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on December 30, 2020).
3.6

Articles of Amendment of TriState Capital Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on May 17, 2021).

3.7	By-laws, as amended (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-187681) of TriState Capital Holdings, Inc., filed with the SEC on April 16, 2013).
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-187681) of TriState Capital Holdings, Inc., filed with the SEC on April 16, 2013).
5.1*	Opinion of Karla Villatoro de Friedman, General Counsel.
10.1	Investment Agreement, dated as of October 10, 2020, by and between TriState Capital Holdings, Inc. and T-VIII PubOpps LP (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on October 13, 2020).
10.2	Amendment No. 1 to Investment Agreement, dated as of December 9, 2020, by and between TriState Capital Holdings, Inc. and T-VIII PubOpps LP (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of TriState Capital Holdings, Inc., filed with the SEC on December 30, 2020).
10.3	Form of Registration Rights Agreement (included in Exhibit 10.1).
23.1*	Consent of Karla Villatoro de Friedman (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered accounting firm.
24.1	Power of Attorney (included on signature page).

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 17, 2021.

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
Name:	James F. Getz
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President, Chief Executive Officer and Director	May 17, 2021
James F. Getz	(Principal Executive Officer)

*	Chief Financial Officer	May 17, 2021
David J. Demas	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 17, 2021
David Bonvenuto

*	Director	May 17, 2021
Anthony J. Buzzelli

Signature	Title	Date

*	Director	May 17, 2021
Helen Hanna Casey

*	Director	May 17, 2021
E.H. (Gene) Dewhurst

*	Director	May 17, 2021
James J. Dolan

*	Director	May 17, 2021
Christopher M. Doody

*	Director	May 17, 2021
Audrey P. Dunning

*	Director	May 17, 2021
Brian S. Fetterolf

*	Director	May 17, 2021
Michael Harris

*	Director	May 17, 2021
Kim A. Ruth

*	Director	May 17, 2021
A. William Schenck III

*	Director	May 17, 2021
John B. Yasinsky

* By:	Karla Villatoro de Friedman
Attorney-in-Fact